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                                                                    EXHIBIT 10.3



                               DT INDUSTRIES, INC.
                           RESTRICTED STOCK AGREEMENT


         This Agreement is made and entered into as of the 25th day of April, 2001, by and between DT Industries, Inc., a Delaware corporation (the "Company"), and Stephen J. Perkins (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive have entered into an Employment Agreement (the "Employment Agreement") and a Termination and Change of Control Agreement (the "Termination Agreement"), each effective as of November 6, 2000, setting forth the terms of the Executive's employment with the Company; and

         WHEREAS, as part of its compensation package for the Executive and as contemplated by the Employment Agreement, the Company has agreed to grant to the Executive 200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms and conditions of the Company's 1996 Long-Term Incentive Plan (the "Plan"), that are subject to certain vesting requirements.

         NOW THEREFORE, in consideration of the benefits that the Company expects to be derived in connection with the services to be hereafter rendered by the Executive, the Company and the Executive hereby agree as follows:

1. Restricted Shares. The Company hereby ratifies its previous grant of 40,000 shares of Common Stock to the Executive and hereby grants to the Executive on the date hereof 160,000 shares of Common Stock, all pursuant to, and subject to the terms and conditions of, the Plan, which 200,000 shares shall constitute Restricted Shares under the Plan. The Restricted Shares shall vest in accordance with the following schedule if Executive is then an employee of the Company on such applicable date:

                                                             Number of Restricted
                  Date                                         Shares that Vest
                  ----                                         ----------------
                  11/06/02                                         100,000
                  11/06/03                                         100,000

         If and to the extent Executive is no longer an employee of the Company and the Restricted Shares do not vest in accordance with the foregoing, such Restricted Shares shall be forfeited by Executive and Executive shall have no further rights with respect hereto. As a condition to the grant of the Restricted Shares, Executive shall execute stock powers, endorsed in blank, so as to permit the retransfer to the Company of such forfeited Restricted Shares.

         Notwithstanding the foregoing, all Restricted Shares shall vest upon the Company's termination or removal of Executive as an employee of the Company other than for Cause (as



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defined in the Termination Agreement) or upon Executive's termination of employment for Good Reason (as defined in the Termination Agreement).

2. Prohibition Against Transfer. Until they vest, the Restricted Shares may not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Executive, or be subject to execution, attachment or similar process. Any transfer in violation of this Section 2 shall be void and of no further effect. Until the Restricted Shares vest, the certificates representing the Restricted Shares shall bear the following legend:

         "The securities represented by this certificate are subject to the terms and conditions, including the vesting schedule and restrictions on transfer, contained in the Restricted Stock Agreement, dated as of April 25, 2001, between DT Industries, Inc. (the "Company") and the original holder hereof. A copy of such agreement may be obtained by the holder hereof at the Company's primary place of business without charge."

3. Section 83(b) Election. Executive has had or shall have, as applicable, the right to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, for the Restricted Shares issued to him and, if Executive makes or has made, as applicable, such election, Executive shall be solely responsible for the payment of all taxes due in connection therewith.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                                  DT INDUSTRIES, INC.


                                                  By:  /s/ James J. Kerley

                                                  Name:  James J. Kerley

                                                  Title:  Chairman of the Board

                                                  EXECUTIVE

                                                  /s/ Stephen J. Perkins
                                                  Stephen J. Perkins







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                                   STOCK POWER

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to DT Industries, Inc., a Delaware corporation (the "Company"), _____ shares of common stock, par value $.01 per share, of the Company represented by certificate no. ____, standing in the name of the undersigned on the books of the Company. The undersigned does hereby irrevocably constitute and appoint ____________, attorney to transfer such shares of the Company, with full power of substitution in the premises.


Dated:  ________________, 2001




                                                    ____________________________
                                                    Stephen J. Perkins